QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JAGUAR ANIMAL HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

201 Mission Street, Suite 2375, San Francisco, CA 94105
Tel: 415.371.8300    •    Fax: 415.371.8311
www.jaguaranimalhealth.com

April 17, 2017

Dear Stockholder:

        You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Jaguar Animal Health, Inc. (the "Company") to be held at 201 Mission Street, Suite 2375, San Francisco, CA 94105, on Monday, May 8, 2017, at 8:00 a.m., local time.

        At the Annual Meeting you will be asked to (i) elect two (2) directors to our Board of Directors, (ii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, and (iii) approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of additional shares of our common stock to Aspire Capital Fund LLC, or Aspire Capital, pursuant to the common stock purchase agreement, dated June 8, 2016, between the Company and Aspire Capital.

        As previously announced, the Company intends to complete a business combination with Napo Pharmaceuticals, Inc. pursuant to the Agreement and Plan of Merger, dated as of March 31, 2017. The Company intends to hold, as soon as practicable, a subsequent meeting to approve the proposed merger.

        It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the annual meeting. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person. Please read the enclosed information carefully before voting.

Sincerely,

Lisa A. Conte. Chief Executive Officer & President

JAGUAR ANIMAL HEALTH, INC.
201 Mission Street
Suite 2375
San Francisco, CA 94105

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2017

        NOTICE HEREBY IS GIVEN that the 2017 Annual Meeting of Stockholders of Jaguar Animal Health, Inc. (the "Company") will be held at 201 Mission Street, Suite 2375, San Francisco, CA 94105, on Monday, May 8, 2017, at 8:00 a.m., local time, for the following purposes:

          1.     Electing two (2) Class II directors;

          2.     Ratifying the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017;

          3.     Approving, pursuant to Nasdaq Listing Rule 5635(d), the issuance of additional shares of our common stock to Aspire Capital Fund, LLC pursuant to the common stock purchase agreement dated June 8, 2016; and

          4.     Such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on April 12, 2017 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. This Notice of Annual Meeting of Stockholders and Proxy Statement and Proxy Card are being sent to stockholders beginning on or about April 17, 2017.

By Order of the Board of Directors.

Lisa A. Conte.
Chief Executive Officer & President
San Francisco, California April 17, 2017

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 8, 2017. The proxy statement and annual report to stockholders on Form 10-K for the year ended December 31, 2016 are available at http://phx.corporate-ir.net/phoenix.zhtml?c=253723&p=irol-irhome.

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

JAGUAR ANIMAL HEALTH, INC.
201 Mission Street
Suite 2375
San Francisco, CA 94105

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2017

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

        We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our Board of Directors to be voted at the 2017 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The Annual Meeting will be held at 201 Mission Street, Suite 2375, San Francisco, CA 94105, on Monday, May 8, 2017, at 8:00 a.m., local time.

        When used in this Proxy Statement, the terms the "Company," "we," "us," "our" and "Jaguar" refer to Jaguar Animal Health, Inc.

        The Securities and Exchange Commission ("SEC") rules require us to provide our Annual Report for the fiscal year ended December 31, 2016 to stockholders who receive this Proxy Statement. Accordingly, we have enclosed our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed on February 15, 2017 with this Proxy Statement, and we will also provide copies of such documents to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Pursuant to rules adopted by the SEC, the Company is also providing access to its proxy materials over the Internet. All shareholders will have the ability to access the proxy materials at http://investors.jaguaranimalhealth.com/phoenix.zhtml?c=253723&p=irol-reportsannual. Additional copies of the Annual Report (not including documents incorporated by reference), are available to any stockholder without charge upon written request to Jaguar Animal Health, Inc., 201 Mission Street, Suite 2375, San Francisco CA 94105 to the attention of Karen S. Wright, Chief Financial Officer and Treasurer. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC's website, www.sec.gov, or at http://phx.corporate-ir.net/phoenix.zhtml?c=253723&p=irol-sec.

        The date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is on or about April 17, 2017.

        As previously announced, Jaguar intends to complete a business combination with Napo Pharmaceuticals, Inc. pursuant to the Agreement and Plan of Merger, dated as of March 31, 2017. Jaguar intends to hold, as soon as practicable, a subsequent meeting (the "subsequent meeting") to approve the proposed merger. At that subsequent meeting, Jaguar does not intend to submit a new slate of directors for election. Accordingly, the directors of Jaguar elected hereby at the annual meeting likely will hold office for the full terms described herein.

GENERAL INFORMATION ABOUT VOTING

Record Date

        As of April 12, 2017, the record date for the Annual Meeting, 14,424,128 shares of our Common Stock were outstanding. Only holders of record of our Common Stock as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at Jaguar Animal Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA 94105 for a period of ten (10) days prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

Quorum and Revocability of Proxies

        Each share of our Common Stock entitles the holder of record thereof to one vote. No other securities are entitled to be voted at the Annual Meeting. Each stockholder may vote in person or by proxy on all matters that properly come before the Annual Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of voting at the Annual Meeting. Properly executed proxies marked "ABSTAIN" or "WITHHOLD AUTHORITY," as well as broker non-votes will be counted as "present" for purposes of determining the existence of a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

        Our Board of Directors (the "Board") is soliciting the enclosed proxy for use in connection with the Annual Meeting and any postponement or adjournment thereof. If the enclosed proxy is voted via the Internet, by telephone or the proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. For each proposal, you may vote "FOR," "AGAINST" or you may elect to either: "WITHHOLD AUTHORITY" (Proposal 1) or "ABSTAIN" (Proposal 2 or Proposal 3). Returning your completed proxy card or voting on the Internet or by telephone will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to: Jaguar Animal Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA 94105, Attention: Karen S. Wright. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.

        The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (1) for the nominees for director named in this Proxy Statement; (2) for the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2017; (3) for the approval of the issuance of additional shares of our common stock to Aspire Capital Fund LLC, or Aspire Capital, under common stock purchase agreement dated June 8, 2016, or the CSPA; and (4) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting.

        We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock.

Broker Voting

        Brokers holding shares of record in "street name" for a client have the discretionary authority to vote on some matters if they do not receive instructions from the client regarding how the client wants the shares voted at least 10 days before the date of the Annual Meeting. There are also some matters with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the client. When a broker does not have discretion to vote on a particular matter and the client has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum, but will be treated as not entitled to vote with respect to certain matters.

        The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2) is considered a "routine" item and brokers are permitted to vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Annual Meeting. In contrast, the proposal to elect directors (Proposal 1) and the proposal to issue additional shares to Aspire Capital (Proposal 3) are not considered "routine" items and brokers do not have discretionary authority to vote on behalf of clients on such matters.

Required Vote

Proposal 1

        In voting with regard to the proposal to elect directors (Proposal 1), you may vote in favor of all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

Proposal 2

        In voting with regard to the proposal to ratify the Audit Committee's appointment of the independent registered public accounting firm (Proposal 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Delaware law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against the proposal.

Proposal 3

        In voting with regard to the proposal to issue additional shares to Aspire Capital (Proposal 3), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Delaware law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against the proposal.

NO DISSENTERS' RIGHTS

        The corporate action described in this Proxy Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of Common Stock.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of April 12, 2017 for:

  •
  each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all directors and named executive officers as a group.

        Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options or warrants held by such persons that are currently exercisable or exercisable within 60 days of April 12, 2017, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Percentage of beneficial ownership is based on 14,424,128 shares of Common Stock outstanding as of April 12, 2017.

        Except as otherwise set forth below, the address of each beneficial owner listed in the table below is c/o Jaguar Animal Health, Inc., 201 Mission Street, Suite 2375, San Francisco, California 94105.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Napo Pharmaceuticals, Inc.(1)	2,666,666	18.5%
Entities affiliated with BVCF(2)	1,569,841	10.8%
Invesco Ltd.(3)	1,974,360	13.7%
Entities affiliated with Kingdon Capital Management L.L.C.(4)	1,297,815	9.0%
Named executive officers and directors:
James J. Bochnowski(5)	678,707	4.7%
Lisa A. Conte(6)	393,058	2.7%
Jiahao Qiu(7)	7,405	—*
Zhi Yang, Ph.D.(8)	1,569,841	10.8%
Folkert W. Kamphuis(9)	91,829	—*
Steven R. King, Ph.D.(10)	145,353	1.0%
John Micek III(11)	39,164	—*
Ari Azhir, Ph.D.(12)	13,618	—*
Karen S. Wright(13)	35,475	—*
Roger Waltzman(14)	32,113	—*
All current executive officers and directors as a group (10 persons)(15)	3,012, 715	19.5%

*
Less than 1%.

(1)
Lisa A. Conte, our Chief Executive Officer, is the interim chief executive officer of Napo. Napo's four-person board of directors, consisting of Lisa A. Conte, Richard W. Fields, Joshua Mailman and Gregory Stock, has ownership and control of the shares of common stock held by Napo. Certain members of our board of directors, as well as certain of our executive officers and employees beneficially own common stock in Napo. As a group, our executive officers and directors (10 persons total), collectively beneficially own 9.8% of the issued and outstanding common stock of Napo, including the Bochnowski Family Trust, which holds 6.5%. Mr. Bochnowski, a member of our board of directors, is a co-trustee and beneficiary of such trust and shares voting and investment control over such shares with his spouse. See "Certain Relationships and Related Persons Transactions—Napo Arrangements—Napo Beneficial Ownership."

(2)
Includes (i) 1,483,326 shares of common stock directly held by Kunlun Pharmaceuticals, Ltd., and (ii) 39,555 shares of common stock, stock options to purchase 10,000 shares of common stock held by Dr. Yang, and warrants to purchase 39,555 shares of common stock held by Sichuan Biopharma. Kunlun Pharmaceuticals, Ltd. is wholly-owned by BVCF III, L.P. and BVCF III-A, L.P., Cayman Islands limited partnerships. BVCF III, L.P. and BVCF III-A, L.P. are managed by BioVeda Management, Ltd., a Cayman Islands company, or BVCF, and Sichuan Biopharma is an investment vehicle of BVCF. Dr. Yang is the sole shareholder of BVCF. BVCF may be deemed to beneficially own all shares held by Kunlun Pharmaceuticals, Ltd. and Sichuan Biopharma. BVCF's principal business address is Suite 2606, Tower 1, New Richport Center, 763 Mengzi Road, Huangpu District, Shanghai 200023, China.

(3)
Represents 1,974,360 shares of common stock owned by Invesco Ltd.

(4)
Represents 1,297,815 shares of common stock owned by Kingdon Capital Management, L.L.C.

(5)
Includes (i) 487,576 shares of common stock, (ii) 76,074 shares of common stock issuable under stock options that are exercisable or will become exercisable within 60 days of April 12, 2017 and (iii) 121,209 shares of common stock issuable under warrants that are exercisable or will become exercisable within 60 days of April 12, 2017. All securities other than stock options are held by the Bochnowski Family Trust. Mr. Bochnowski is a co-trustee and beneficiary of such trust and shares voting and investment control over such shares with his spouse.

(6)
Represents 5,412 shares of common stock, and 387,646 shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days of April 12, 2017.

(7)
Represents 7,405 shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days of April 12, 2017.

(8)
Represents 1,569,841 shares of common stock beneficially held by BVCF. Dr. Yang is the Chairperson, Founder, Managing Partner and sole shareholder of BVCF and he may be deemed to beneficially own all the shares held by BVCF.

(9)
Represents 91,829 shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days of April 12, 2017.

(10)
Represents 3,157 shares of common stock, and 142,196 shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days of April 12, 2017.

(11)
Represents 39,164 shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days of April 12, 2017.

(12)
Represents 13,618 shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days of April 12, 2017.

(13)
Represents 35,475 shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days of April 12, 2017.

(14)
Represents 32,113 shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days of April 12, 2017.

(15)
See footnotes (5) - (14).

 PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

        Our Board of Directors currently consists of seven (7) members, James J. Bochnowski, Lisa A. Conte, Folkert W. Kamphuis, Jiahao Qiu, Zhi Yang, Ph.D, John Micek III and Ari Azhir, Ph.D., who are divided into three classes with staggered three-year terms. The Board has nominated Jiahao Qiu and John Micek III for re-election as Class II directors. If elected as a Class II director at the Annual Meeting, each of the nominees will serve and hold office for a three-year term expiring in 2020.

        Each of the nominees has consented to continue his/her service as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors or fill the position. Both of the nominees for director are, at present, directors of Jaguar and have been nominated by our Nominating and Corporate Governance Committee and ratified by our full Board.

        The Board of Directors unanimously recommends that the stockholders vote "FOR" Proposal No. 1 to elect Jiahao Qiu and John Micek III as Class II directors.

Information Regarding the Board of Directors and Director Nominees

        The following table lists our directors and proposed director nominees, their respective ages and positions as of April 5, 2017:

Name	Age	Position
James J. Bochnowski(1)(2)(3)	73	Chairman of the Board of Directors
Lisa A. Conte	58	Chief Executive Officer, President and Director
Jiahao Qiu(1)	31	Director
Zhi Yang, Ph.D.(1)	61	Director
Folkert W. Kamphuis(2)(3)	57	Director
John Micek III(1)(2)(3)	64	Director
Ari Azhir, Ph.D.(1)(2)	69	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

        James J. Bochnowski.    Mr. Bochnowski has served as a member of our board of directors since February 2014 and as Chairperson of our board since June 2014. Since 1988, Mr. Bochnowski has served as the founder and Managing Member of Delphi Ventures, a venture capital firm. In 1980, Mr. Bochnowski co-founded Technology Venture Investors. Mr. Bochnowski holds an M.B.A. from Harvard University Graduate School of Business and a B.S. in Aeronautics and Astronautics from Massachusetts Institute of Technology.

        We believe Mr. Bochnowski is qualified to serve on our board of directors due to his significant experience with venture capital backed healthcare companies and experience as both an executive officer and member of the board of directors of numerous companies.

        Lisa A. Conte.    Ms. Conte has served as our President, Chief Executive Officer and a member of our board of directors since she founded the company in June 2013. From 2001 to 2014, Ms. Conte served as the Chief Executive Officer of Napo Pharmaceuticals, Inc., a biopharmaceutical company she founded in November 2001. In 1989, Ms. Conte founded Shaman Pharmaceuticals, Inc., a natural product pharmaceutical company. Additionally, Ms. Conte is Napo Pharmaceutical's current Interim Chief Executive Officer and has served as a member of its board of directors since 2001. Ms. Conte is also currently a member of the board of directors of Healing Forest Conservatory, a California not-for-profit public benefit corporation and the Board of Visitors of the John Sloan Dickey Center for International Understanding, Dartmouth College. Ms. Conte holds an M.S. in Physiology and Pharmacology from the University of California, San Diego, and an M.B.A. and A.B. in Biochemistry from Dartmouth College.

        We believe Ms. Conte is qualified to serve on our board of directors due to her extensive knowledge of our company and experience with our product and product candidates, as well as her experience managing and raising capital for public and private companies.

        Jiahao Qiu.    Mr. Qiu has served as a member of our board of directors since February 2014. Mr. Qiu has been employed at BioVeda Management, Ltd., a life science investment firm, as associate (2010-2012), senior associate (2012-2014) and Principal since April 2014. From 2009 to 2010, he served as an interpreter for the Delegation of the European Union to China. Mr. Qiu holds a B.S. in Biotechnology from the Jiao Tong University in Shanghai, China.

        We believe Mr. Qiu is qualified to serve on our board of directors due to his experience with evaluating, managing and investing in life science portfolio companies for BioVeda Management, Ltd.

        Zhi Yang, Ph.D.    Dr. Yang has served as a member of our board of directors since February 2014. Since 2005, Dr. Yang has served as the Chairperson, Managing Partner and Founder of BioVeda Management, Ltd., a life science investment firm. Dr. Yang is currently an advisor to the China Health and Medical Development Foundation, under China's Ministry of Health. Dr. Yang holds a Ph.D. in Molecular Biology and Biochemistry, as well as an M.A. in Cellular and Developmental Biology, both from Harvard University.

        Folkert W. Kamphuis    Mr. Kamphuis has served as a member of our board of directors since June 2015. Mr. Kamphuis currently has his own consulting business. He most recently served as a member of the Executive Committee of the animal health unit of Swiss pharmaceutical giant Novartis until its acquisition by Elanco. Mr. Kamphuis joined Novartis Animal Health in 2005, and held several executive positions from 2012 to 2014 as General Manager North American and as Chief Operating Officer from 2009 to 2012 and Head of Global Marketing and Business Development from 2005 to 2009. Prior thereto, Mr. Kamphuis spent 20 years in various executive, business development and global marketing roles at Pfizer/Pharmacia Animal Health and Merial/Merck AgVet. Mr. Kamphuis served a total of 10 years on the IFAH-Europe board, of which 9 years as treasurer. Mr. Kamphuis holds a B.A. in Marketing from the Dutch Institute of Marketing, Amsterdam, the Netherlands, and a MSc in Animal Nutrition from the Wageningen University and Research Center, Wageningen, the Netherlands.

        We believe Mr. Kamphuis is qualified to serve on our board of directors due to his extensive experience and education in the animal health sector and is an experienced executive and strategist in animal health care companies who designs creative and effective companies.

        John Micek III.    Mr. Micek has served as a member of our board of directors since April 2016. From 2000 to 2010, Mr. Micek was managing director of Silicon Prairie Partners, LP, a Palo Alto, California based family-owned venture fund. Since 2010, Mr. Micek has been managing partner of Verdant Ventures, a merchant bank dedicated to sourcing and funding university and corporate laboratory spinouts in areas including pharmaceuticals and cleantech. Mr. Micek serves on the board of directors of Armanino Foods of Distinction, Innovare Corporation and JAL/Universal Assurors. He is also a board member and the Chief Executive Officer and Chief Financial Officer of Enovo Systems and from March 2014 to August 2015 he served as interim Chief Financial Officer for Smith Electric

Vehicles, Inc. Mr. Micek is a cum laude graduate of Santa Clara University and the University of San Francisco School of Law, and is a practicing California attorney specializing in financial services.

        We believe Mr. Micek is qualified to serve on our board of directors due to his many years of executive experience in management and on boards of director.

        Ari Azhir, Ph.D.    Dr. Azhir has served as a member of our board of directors since December 2016. Dr. Azhir is an entrepreneur and founder and CEO of two companies focused on central nervous system (CNS) therapeutics: Neuraltus Pharmaceuticals and Neurocea LLC. She has broad experience launching and building life science companies and has successfully commercialized and brought more than 20 healthcare products to market, ranging from small molecule pharmaceuticals for CNS and dermatology to disruptive technologies in medical devices. These technologies include flow cytometry products at Becton Dickinson and ultrasound devices at Accuson, where she held executive management positions. Dr. Azhir has wide-ranging drug development experience and has filed an NDA and gained approval for Luxiq®, a drug that has been successfully commercialized. She also has extensive experience building strong patent portfolios and is the key inventor and patent holder of 12 patents. She serves on the translational research board of UCSF and has served on private boards (Polar Springs and Neuraltus), as well as nonprofit boards (The Hearing Society and American Women in Science). Dr. Azhir received her B.SC in Biochemistry and Mathematics, as well as her M.Ph. in Biophysics, from Kings' College, London University, and received a PhD. in Biophysics from Tehran University.

        We believe Dr. Azhir is qualified to serve on our board of directors due to her many years of executive experience in management and on boards of director and her human heath experience.

        There are no family relationships among any of our directors and executive officers.

        See "Corporate Governance" and "Compensation of Directors and Executive Officers" below for additional information regarding the Board of Directors.

 PROPOSAL 2—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and the Board is asking stockholders to ratify that selection. Representatives of BDO USA, LLP are expected to attend the Annual Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

Principal Accountant Fees and Services

        The following table sets forth the fees billed for audit and other services rendered:

	Years ended December 31,
	2016	2015
Audit Fees	$413,792	$459,830
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$413,792	$459,830

        Audit fees include fees and out-of-pocket expenses, whether or not yet invoiced, for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements. In 2015, audit fees also include fees for our initial public offering. In 2015 and 2016, audit fees include reviews of services provided in connection with other SEC filings.

Policy on Audit Committee Preapproval of Audit and Permissible Non-audit Services of the Independent Registered Public Accounting Firm

        As specified in the Audit Committee charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the receipt of such services. Thus, the Audit Committee approved 100% of the services set forth in the above table prior to the receipt of such services and no services were provided under the permitted de minimus threshold provisions.

        The Audit Committee of the Board of Directors determined that the provision of such services was compatible with the maintenance of the independence of BDO USA, LLP.

        The Board of Directors unanimously recommends that the stockholders vote "FOR" Proposal No. 2 to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of Jaguar Animal Health, Inc. for the fiscal year ended December 31, 2017.

 PROPOSAL 3—APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF ADDITIONAL SHARES OF JAGUAR COMMON STOCK TO ASPIRE CAPITAL

        At our annual meeting, holders of our common stock will be asked to approve the issuance of an additional 3,555,514 shares of our common stock to Aspire Capital pursuant to the common stock purchase agreement, or CSPA, between Aspire Capital and us, dated June 8, 2016. The CSPA limits the number of shares that we can sell to Aspire Capital thereunder to 2,027,490 shares, which equals 19.99% of our outstanding shares as of the date of the CSPA (such limit, sometimes referred to herein as the 19.99% exchange cap), unless either (i) we obtain stockholder approval to issue more than such 19.99% exchange cap or (ii) the average price paid for all shares of our common stock issued under the CSPA is equal to or greater than $1.32 per share, a price equal to the closing sale price of our common stock on the date of the execution of the CSPA, in either case in compliance with Nasdaq Listing Rule 5635(d).

        We have been using the net proceeds generated from the CSPA to fund our working capital needs and anticipate continuing to do so, subject to stockholder approval of this proposal. As of April 1, 2017, we sold 2,444,486 shares of our common stock to Aspire Capital pursuant to the CSPA, for gross proceeds of approximately $3,227,134. Because of the 19.99% exchange cap, unless our stockholders approve this proposal, we will not be able to sell any additional shares to Aspire Capital where the average price paid for all shares issued under the CSPA is below $1.32 per share, and we would need to seek alternative sources of financing. We are seeking stockholder approval for the issuance of an additional 3,555,514 shares of our common stock under the CSPA, which when combined with the 2,444,486 shares that we have already sold to Aspire Capital, equals an aggregate of 6,000,000 shares. We would seek additional stockholder approval before issuing more than such 6,000,000 shares.

Background

        On June 8, 2016, we entered into the CSPA with Aspire Capital. Upon the terms and subject to the conditions and limitations set forth in the CSPA, Aspire Capital is committed to purchase up to an aggregate of $15.0 million of our shares of common stock over the approximately 30-month term of the CSPA, which commenced in June 2016. In consideration for entering into the CSPA, concurrently with the execution of the CSPA, we issued to Aspire Capital 456,667 shares of our common stock as a commitment fee (sometimes referred to herein as the commitment shares). We also concurrently entered into a registration rights agreement with Aspire Capital, in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act of 1933 the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the CSPA. We filed a registration statement on Form S-1 (File No. 333-212173) registering the sale of up to 3,000,000 shares of our common stock by Aspire Capital, which registration statement was declared effective by the SEC on July 8, 2016, and then filed a registration statement on Form S-1 (File No. 333-213751) registering the sale of up to 3,000,000 additional shares of our common stock by Aspire Capital, which registration statement was declared effective by the SEC on October 5, 2016.

        As of April 1, 2017, there were 14,424,128 shares of our common stock outstanding (9,738,436 shares held by non-affiliates), including the 2,444,486 shares previously issued to Aspire Capital pursuant to the CSPA. If we were to issue to Aspire Capital the remaining 3,555,514 shares of our common stock previously registered under the registration statements described above, we would have issued a total of 6,000,000 shares to Aspire Capital under the CSPA, which would have represented approximately 33.4% of the total common stock outstanding or approximately 45.1% of the non-affiliate shares of common stock outstanding as of April 1, 2017. Under the CSPA, we have the right but not the obligation to register for sale more than the 6,000,000 shares of common stock previously registered.

        On July 12, 2016, the conditions necessary for purchases under the CSPA were satisfied. On any trading day on which the closing sale price of our common stock exceeds $0.50, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, or each a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 100,000 shares of our common stock per trading day, up to $15.0 million of our common stock in the aggregate at a per share price, or the Purchase Price, equal to the lesser of:

  •
  the lowest sale price of our common stock on the purchase date; or

  •
  the arithmetic average of the three lowest closing sale prices for our common stock during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

        In addition, on any date on which we submit a Purchase Notice for 100,000 shares to Aspire Capital, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice, or each a VWAP Purchase Notice, directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of our common stock traded on the Nasdaq Capital Market on the next trading day, or the VWAP Purchase Date, subject to a maximum number of shares we may determine, or the VWAP Purchase Share Volume Maximum, and a minimum trading price, or the VWAP Minimum Price Threshold (as more specifically described below). The purchase price of such shares, or the VWAP Purchase Price, is the lower of:

  •
  the closing sale price on the VWAP Purchase Date; or

  •
  97% of the volume-weighted average price for our common stock traded on the NASDAQ Capital Market:

  •
  on the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum or

  •
  during that portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the NASDAQ Capital Market exceed the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of our common stock falls below the VWAP Minimum Price Threshold.

        The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the Purchase Price. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the CSPA, so long as the most recent purchase has been completed.

        The CSPA and registration rights agreement are attached as Exhibit 10.1 and Exhibit 4.1, respectively, to our Current Report on Form 8-K filed with the SEC on June 9, 2016.

Stockholder Approval Requirement

        As noted above, the CSPA restricts the amount of shares that may be sold to Aspire Capital to the 19.99% exchange cap, or 2,027,490 shares. We can remove this 19.99% exchange cap by obtaining stockholder approval in compliance with the applicable Listing Rules of the Nasdaq Stock Market. Our common stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules.

        Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering involving: (i) the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

        We are seeking stockholder approval for the issuance of an additional 3,555,514 shares of our common stock under the CSPA, which when combined with the 2,444,486 shares that we have already sold to Aspire Capital, equals an aggregate of 6,000,000 shares. Our Board of Directors previously reserved 6,000,000 shares for issuance under the CSPA, and we would seek additional stockholder approval before issuing more than such 6,000,000 shares. We would also seek additional stockholder approval before agreeing to any increase in the value of the shares of common stock that we may issue to Aspire Capital under the CSPA above $15.0 million.

Reasons for Transaction and Effect on Current Stockholders

        Our Board of Directors has determined that the CSPA with Aspire Capital is in the best interests of us and our stockholders because the right to sell shares to Aspire Capital provides us with a reliable source of capital and the ability to access that capital when and as needed.

        The CSPA does not affect the rights of the holders of our shares of common stock currently outstanding, but the sale of shares to Aspire Capital pursuant to the terms of the CSPA will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders. If we were to sell to Aspire Capital all 3,555,514 shares we are seeking stockholder approval to issue under the CSPA, Aspire Capital would have purchased in the aggregate under the CSPA approximately 33.4% of our outstanding shares.

        The CSPA provides that we shall not issue, and Aspire Capital shall not purchase, any shares of our common stock under the CSPA if such shares proposed to be issued and sold, when aggregated with all other shares of our common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) by Aspire Capital and its affiliates, would result in the beneficial ownership by Aspire Capital and its affiliates of more than 19.99% of then issued and outstanding shares of our common stock. Unlike the 19.99% exchange cap, which limits the aggregate number of shares we may issue to Aspire Capital under the CSPA, this beneficial ownership limitation limits the number of shares Aspire Capital may beneficially own at any one time to 19.99% of our outstanding common stock. Consequently, the number of shares Aspire Capital may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of our common stock increases over time. Aspire Capital may sell some or all of the shares it purchases under the CSPA, permitting it to purchase additional shares in compliance with the beneficial ownership limitation. The beneficial ownership limitation reflects the requirements of Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of Jaguar. Generally, Nasdaq considers a change of control to have occurred when, as a result of an issuance, an investor would own, or have the right to acquire, 20% or more of the outstanding shares of our common stock and such ownership is the largest ownership position. We are not seeking stockholder approval to lift such 19.99% beneficial ownership limitation. However, even with the beneficial ownership limitation, Aspire Capital may be in a position to exert influence over us and there is no guarantee that the interests of Aspire Capital will align with the interests of other stockholders.

        Our stockholders are not entitled to dissenters' rights with respect to this proposal, and we will not independently provide stockholders with any such right.

        The Board of Directors unanimously recommends that the stockholders vote "FOR" Proposal No. 3 to issue additional shares of our common stock to Aspire Capital in accordance with the stockholder approval requirements of NASDAQ Listing Rule 5635(d).

 CORPORATE GOVERNANCE

Director Independence

        Our common stock is listed on The NASDAQ Capital Market. Under the NASDAQ rules, independent directors must comprise a majority of a listed company's board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company's Audit, Compensation and Nominating Committee be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our board of directors, or any other board committee (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

        In February 2017, our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that six of our seven directors do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the NASDAQ rules. Our board of directors also determined that Mr. Micek (chairperson), Mr. Bochnowski, Mr. Qiu, Dr. Yang and Dr. Azhir, who comprise our Audit Committee, Mr. Bochnowski (chairperson), Mr. Kamphuis, Mr. Micek and Dr. Azhir, who comprise our Compensation Committee, and Mr. Bochnowski (chairperson), Mr. Kamphuis and Mr. Micek, who comprise our Nominating Committee, satisfy the independence standards for those committees established by applicable SEC rules and the NASDAQ rules and listing standards.

        In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee

        The members of our Audit Committee are Mr. Micek, Mr. Bochnowski, Mr. Qiu, Dr. Yang and Dr. Azhir. Mr. Micek is the chairperson of the Audit Committee. Our Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of conduct;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the Audit Committee report required by SEC rules.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

        Our board of directors has determined that each of Mr. Micek, Mr. Bochnowski, Mr. Qiu, Dr. Yang and Dr. Azhir is an independent director under NASDAQ rules and under Rule 10A-3. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Mr. Micek is an "audit committee financial expert," as defined by applicable SEC rules, and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations.

        The Audit Committee held one meeting in 2016. The audit committee has adopted a written charter approved by our Board of Directors, which is available on our website at: http://phx.corporate-ir.net/phoenix.zhtml?c=253723&p=irol-govhighlights

  Compensation Committee

        The members of our Compensation Committee are Mr. Bochnowski, Mr. Kamphuis, Mr. Micek and Dr. Azhir. Mr. Bochnowski is the chairperson of the Compensation Committee. Our Compensation Committee's responsibilities include:

  •
  determining, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer;

  •
  determining, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to our board of directors with respect to director compensation;

  •
  reviewing and discussing at least annually with management our "Compensation Discussion and Analysis" disclosure if and to the extent then required by SEC rules; and

  •
  preparing the Compensation Committee report and necessary disclosure in our annual proxy statement in accordance with applicable SEC rules.

        Our board has determined that each of Mr. Bochnowski, Mr. Kamphuis, Mr. Micek and Dr. Azhir is independent under the applicable NASDAQ rules and regulations, is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, and is an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

        The Compensation Committee held one meeting in 2016. All compensation-related matters were approved at the Board level. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on our website at: http://phx.corporate-ir.net/phoenix.zhtml?c=253723&p=irol-govhighlights

  Nominating Committee

        The members of our Nominating Committee are Mr. Bochnowski, Mr. Kamphuis and Mr. Micek. Mr. Bochnowski is the chairperson of the Nominating Committee. Our Nominating Committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  evaluating qualifications of directors;

  •
  recommending to our board of directors the persons to be nominated for election as directors and to each of the committees of our board of directors; and

  •
  overseeing an annual evaluation of our board of directors.

        The Nominating Committee held one meeting in 2016. All nomination-related matters were approved at the Board level. The Nominating Committee has adopted a written charter approved by the Board of Directors, which is available on our website at: http://investors.jaguaranimalhealth.com/phoenix.zhtml?c=253723&p=irol-govhighlights.

Meetings and Attendance During 2016

        The Board held ten meetings in 2016. With one exception (as described below), each director who served as a director during 2016 participated in 75% or more of the meetings of the Board and of the committees on which he or she served, if any, during the year ended December 31, 2016 (during the period that such director served). Dr. Yang attended one of the ten meetings of the Board and all of the meetings of the Audit Committee on which he served during the year ended December 31, 2016.

        We do not have a written policy on board attendance at annual meetings of stockholders. We encourage, but do not require, our directors to attend the Annual Meeting.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our President and Chief Executive Officer, our Chief Financial Officer and other employees who perform financial or accounting functions. The Code of Business Conduct and Ethics sets forth the basic principles that guide the business conduct of our employees. A current copy of the code is on our website at http://investors.jaguaranimalhealth.com/phoenix.zhtml?c=253723&p=irol-govhighlights. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions on our website to the extent required by applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has ever been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee or other board committee performing equivalent functions of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Limitation of Liability and Indemnification

        Our second amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or DGCL; or

  •
  any transaction from which the director derived an improper personal benefit.

        Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

        Our second amended and restated certificate of incorporation provides that we indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our second amended and restated certificate of incorporation and amended and restated bylaws and our indemnification agreements, may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty of care. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers. There is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Board Leadership Structure

        Our second amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility in its discretion to combine or separate the positions of Chairperson of the board and chief executive officer. As a general policy, our board of directors believes that separation of the positions of Chairperson and chief executive officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management's performance and enhances the effectiveness of the board of directors as a whole. We expect and intend the positions of Chairperson of the board and chief executive officer to be held by two individuals in the future.

Risk Oversight

        Our board of directors monitors our exposure to a variety of risks through our Audit Committee. Our Audit Committee charter gives the Audit Committee responsibilities and duties that include discussing with management and the independent auditors our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies.

Nomination of Directors

        There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors. Recommendations to the Board of Directors for election as directors of Jaguar at an annual meeting may be made only by the Nominating Committee or by the Company's stockholders (through the Nominating Committee) who comply with the timing, informational, and other requirements of our Bylaws. Stockholders have the right to recommend persons for nomination by submitting such recommendation, in written form, to the Nominating Committee, and such recommendation will be evaluated pursuant to the policies and procedures adopted by the Board. Such recommendation must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices not later than 120 calendar days prior to the anniversary of the date the Company's prior year proxy statement was first made available to stockholders, except that if no annual meeting of stockholders was held in the preceding year or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the preceding year's proxy statement, the notice shall be received by the Secretary at the Company's principal executive offices not less than 150 calendar days prior to the date of the contemplated annual meeting or the date that is 10 calendar days after the date of the first public announcement or other notification to stockholders of the date of the contemplated annual meeting, whichever first occurs. The deadline to submit recommendations for election as directors at the 2017 Annual Meeting has already passed. Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year's Annual Meeting proxy statement must submit their proposals so that they are received by the Company before December 18, 2017, which is 120 calendar days before April 17, the date on which the Company's prior year's proxy statement was first made available to the Company's stockholders. The Board of Directors has not yet determined the date of the 2018 Annual Meeting of the Company's Stockholders, but does not currently anticipate that the date will be changed by more than 30 calendar days from the date of this year's annual meeting.

        The Nominating Committee, in accordance with the board's governance principles, seeks to create a board that has the ability to contribute to the effective oversight and management of the Company, that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business judgment, biotechnology industry knowledge, corporate governance and global markets. When the Nominating Committee reviews a potential new candidate, the Nominating Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

        General criteria for the nomination and evaluation of director candidates include:

  •
  loyalty and commitment to promoting the long term interests of the Company's stockholders;

  •
  the highest personal and professional ethical standards and integrity;

  •
  an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

  •
  a history of achievement that reflects superior standards for themselves and others;

  •
  an ability to take tough positions in constructively-challenging the Company's management while at the same time working as a team player; and

  •
  individual backgrounds that provide a portfolio of personal and professional experience and knowledge commensurate with the needs of the Company.

        The Nominating Committee must also ensure that the members of the board as a group maintain the requisite qualifications under the applicable NASDAQ Stock Market listing standards for populating the Audit, Compensation and Nominating Committees.

        Written recommendations from a stockholder for a director candidate must include the following information:

  •
  the stockholder's name and address, as they appear on our corporate books;

  •
  the class and number of shares that are beneficially owned by such stockholder;

  •
  the dates upon which the stockholder acquired such shares; and

  •
  documentary support for any claim of beneficial ownership.

        Additionally, the recommendation needs to include, as to each person whom the stockholder proposes to recommend to the Nominating Committee for nomination to election or reelection as a director, all information relating to the person that is required pursuant to Regulation 14A under the Exchange Act, as amended, and evidence satisfactory to us that the nominee has no interests that would limit their ability to fulfill their duties of office.

        Once the Nominating Committee receives a recommendation, it will deliver a questionnaire to the director candidate that requests additional information about his or her independence, qualifications and other information that would assist the Nominating Committee in evaluating the individual, as well as certain information that must be disclosed about the individual in the Company's proxy statement, if nominated. Individuals must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating Committee.

        The Nominating Committee will review the stockholder recommendations and make recommendations to the Board of Directors that the Committee feels are in the best interests of the Company and its stockholders.

        The Nominating Committee has not received any recommendations from stockholders for the 2017 Annual Meeting.

Communications with the Board of Directors

        Stockholders may contact an individual director or the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:	Attn: Board of Directors Jaguar Animal Health, Inc. 201 Mission Street, Suite 2375 San Francisco, CA 94105
Email:	AskBoard@jaguaranimalhealth.com

        Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments within the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests the Company's general information.

Complaint and Investigation Procedures for Accounting, Internal Accounting Controls, Fraud or Auditing Matters

        We have created procedures for confidential submission of complaints or concerns relating to accounting or auditing matters and contracted with NASDAQ to facilitate the gathering, monitoring and delivering reports on any submissions. As of the date of this report, there have been no submissions of complaints or concerns to NASDAQ. Complaints or concerns about our accounting, internal accounting controls or auditing matters may be submitted to the Audit Committee and our executive officers by contacting NASDAQ. NASDAQ provides phone, internet and e-mail access and is available 24 hours per day, seven days per week, 365 days per year. The hotline number is 1-844-417-8861 and the website is https://www.openboard.info/jagx. Any person may submit a written Accounting Complaint to jagx@openboard.info.

        Our Audit Committee under the direction and oversight of the Audit Committee Chair will promptly review all submissions and determine the appropriate course of action. The Audit Committee Chair has the authority, in his discretion, to bring any submission immediately to the attention of other parties or persons, including the full Board, accountants and attorneys. The Audit Committee Chair shall determine the appropriate means of addressing the concerns or complaints and delegate that task to the appropriate member of senior management, or take such other action as it deems necessary or appropriate to address the complaint or concern, including obtaining outside counsel or other advisors to assist the Audit Committee.

 EXECUTIVE OFFICERS

        Our executive officers as of the date of this proxy statement are as follows:

Name	Age	Position
Lisa A. Conte	58	Chief Executive Officer, President and Director
Steven R. King, Ph.D.	59	Executive Vice President, Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary
Karen S. Wright	61	Chief Financial Officer and Treasurer

        Set forth below is a summary of the business experience of our Executive Vice President of Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary, Steven R. King, and our Chief Financial Officer, Karen S. Wright. Our Chief Executive Officer's biography has been provided above.

        Steven R. King, Ph.D.    Dr. King has served as our Executive Vice President of Sustainable Supply, Ethnobotanical Research and Intellectual Property since March 2014 and as our Secretary since September 2014. From 2002 to 2014, Dr. King served as the Senior Vice President of Sustainable Supply, Ethnobotanical Research and Intellectual Property at Napo Pharmaceuticals, Inc. Prior to that, Dr. King served as the Vice President of Ethnobotany and Conservation at Shaman Pharmaceuticals, Inc. Dr. King has been recognized by the International Natural Products and Conservation Community for the creation and dissemination of research on the long-term sustainable harvest and management of Croton lechleri, the widespread source of crofelemer. Dr. King is currently a member of the board of directors of Healing Forest Conservatory, a California not-for-profit public benefit corporation. Dr. King holds a Ph.D. in Biology from the Institute of Economic Botany of the New York Botanical Garden and an M.S. in Biology from the City University of New York.

        Karen S. Wright.    Ms. Wright has served as our Chief Financial Officer since December 15, 2015. Prior to joining us, Ms. Wright served as head of finance for Clene Nanomedicine, Inc., beginning in August 2014. From June 2011 to May 2014, Ms. Wright served as vice president of finance and corporate controller at Veracyte, Inc., and from 2006 to 2011, she served as vice president of finance, corporate controller and principal accounting officer of VIA Pharmaceuticals, Inc. Ms. Wright holds a BS in Accounting and Marketing from the University of California Walter A. Haas School of Business.

        Officers serve at the discretion of the Board. There is no family relationship between any of the executive officers or between any of the executive officers and the Company's directors. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The total compensation paid to the Company's Principal Executive Officer and its three highest compensated executive officers other than the Principal Executive Officer, respectively, for services rendered in 2016, 2015 and 2014, as applicable, is summarized as follows:

	Year	Salary ($)	Bonus ($)	Severance ($)	Option awards ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Lisa A. Conte	2016	446,205	—	—	435,493	—	14,923	896,622
President and Chief Executive	2015	421,539	45,000	—	—	—	12,001	478,540
Officer	2014	330,769	—	—	236,797	86,071	10,055	663,692
Steven R. King, Ph.D.	2016	284,456	—	—	84,584	—	29,241	398,281
Executive Vice President,	2015	268,731	19,125	—	—	—	26,568	314,424
Sustainable Supply, Ethnobotanical	2014	210,865	—	—	160,383	50,208	18,226	439,682
Research and Intellectual Property
Karen S. Wright	2016	243,385	—	—	68,863	—	—	312,248
Chief Financial Officer and	2015	32,308	—	—	18,126	—	—	50,434
Treasurer(4)	2014	—	—	—	—	—	—	—
John A. Kallassy	2016	93,664	—	71,625	—	—	13,828	179,117
Chief Operating Officer,	2015	265,808	24,836	—	45,100	7,666	26,568	369,978
Former Chief Financial Officer and	2014	181,731	—	—	118,398	43,035	19,207	362,371
Former Treasurer(5)
Roger Waltzman	2016	165,000	10,000	—	95,730	—	—	270,730
Chief Scientific Officer(6)	2015	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—

Footnotes to Summary Compensation Table

(1)
Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for stock option awards) determined under FASB ASC Topic 718 using assumptions set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended 2016 and 2015. The following are the options held by each executive officer as of December 31, 2016:

a.
Ms. Conte—an aggregate of 764,179 shares were granted as follows: 16,998 shares granted December 19, 2016, 318,000 shares granted September 22, 2016, 69,970 shares granted April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, 113,212 shares granted July 7, 2015 which became effective at the annual stockholders' meeting of June 14, 2016, 85,616 shares granted July 2, 2015 which became effective at the annual stockholders' meeting of June 14, 2016, and 160,383 shares granted April 1, 2014;

b.
Dr. King—an aggregate of 199,299 shares were granted as follows: 4,496 shares granted December 19, 2016, 23,042 shares granted September 22, 2016, 28,263 shares granted April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, 49,942 shares granted July 2, 2015 which became effective at the annual stockholders' meeting of June 14, 2016, and 93,556 shares granted April 1, 2014;

c.
Ms. Wright—an aggregate of 130,366 shares were granted as follows: 2,866 shares granted December 19, 2016, 103,698 shares granted September 22, 2016, 3,802 shares granted April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, and 20,000 shares granted November 23, 2015;

d.
Mr. Kallassy—80,191 shares were granted April 1, 2014 and 13,365 shares granted May 13, 2015.

e.
Dr. Waltzman—an aggregate of 130,366 shares were granted as follows: 2,866 shares granted December 19, 2016 and 127,500 shares granted August 12, 2016.

All of the April 1, 2014 option grants vested 25% on January 1, 2015 (nine months from grant date), with the remainder vesting equally over the following 27 months such that the options are vested in full on April 1, 2017. Ms. Wright's November 23, 2015 option vested 25% on September 9, 2016, with the remainder vesting equally over the following 27 months such that the option is vested in full on November 9, 2018. All of the July 2, 2015 options were granted contingent upon approval of the Company's stockholders at the June 14, 2016 annual stockholders' meeting and vest 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 2, 2018. Ms. Conte's July 7, 2015 option was likewise granted contingent upon approval of the Company's stockholders at the June 14, 2016 annual stockholders'

  meeting and vests 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 7, 2018. All of the options granted on April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, September 22, 2016 and December 19, 2016 vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on December 19, 2019. Mr. Kallassy's May 13, 2015 option grant vested 25% on June 19, 2015, with the remainder vesting equally over the following 27 months such that the option would have vested in full on September 19, 2017 had Mr. Kallassy not resigned in March 2016. Pursuant to Mr. Kallassy's separation agreement, dated April 28, 2016, all of Mr. Kallassy's stock options that remained unvested as of the date of the separation agreement were immediately accelerated to become fully vested. Mr. Kallassy had 90 days following the date of the separation agreement to exercise such stock options, after which any unexercised options were cancelled. Dr. Waltzman's August 12, 2016 option vested 2/36th on the grant date, with 7/36th vesting on April 1, 2017 and the remainder vesting equally over the following 27 months such that the option would have vested in full on July 1, 2019 had Dr. Waltzman not resigned in April 2017. Dr. Waltzman's stock options that are vested as of the effective date of his resignation, April 3, 2017, must be exercised within 3 months of such resignation or such options are cancelled, pursuant to the Company's 2014 Stock Incentive Plan. Any stock options that are unvested as of the effective date of his resignation are cancelled on such date of resignation.

(2)
Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for restricted stock unit awards) determined under FASB ASC Topic 718 using assumptions set forth in the footnotes to the financial statements in the Annual Report on Form 10 K for the year ended 2015. The aggregate number of restricted stock units held by each executive officer at December 31, 2016 and 2015 was as follows: Ms. Conte—8,910 of the 17,820 units granted June 2, 2014; Dr. King—5,198 of the 10,395 units granted June 2, 2014; Mr. Kallassy—0 of the 8,910 units granted June 2, 2014 and 0 of the 1,484 units granted May 13, 2015. All of the restricted stock units vested and were exchanged for shares of common stock on 01/01/2016. The remaining 50% will vest and be issuable on 07/01/2017. Vesting is subject to the Reporting Person's continued employment with us through the applicable vesting dates. Each restricted stock unit represents the right to receive, at settlement, one (1) share of our common stock.

(3)
Amounts shown in this column reflect incremental health insurance premiums paid for such executive's family members. Mr. Kallassy also received $6,954 in income associated with COBRA insurance premiums paid on his behalf in 2016.

(4)
Ms. Wright has served as Chief Financial Officer and Treasurer since December 15, 2015. Compensation includes all earnings since joining the Company on November 9, 2015.

(5)
Mr. Kallassy resigned as Chief Financial Officer and Treasurer on December 15, 2015.

(6)
Dr. Waltzman became the Chief Scientific Officer on July 1, 2016 and resigned on April 3, 2017.

Narrative to Summary Compensation Table

        Understanding our history is key to the understanding of our compensation structure for 2015 and 2016. After our initial public offering closed on May 18, 2015, the executive officers of privately-held Jaguar Animal Health, Inc. became our named executive officers.

Base Salary

        On July 2, 2015, the Compensation Committee increased Ms. Conte's annual base salary from $400,000 to $440,000, Dr. King's annual base salary from $255,000 to $280,500, and Mr. Kallassy's annual base salary from $245,000 to $286,500. The pay increases were effective June 15, 2015. On December 15, 2015, upon receiving the resignation of Mr. Kallassy, the Company's Board of Directors appointed Karen S. Wright as the Company's new Chief Financial Officer. Ms. Wright's annual base salary is $240,000. Dr. Waltzman's annual base salary is $330,000.

Bonuses

        On July 10, 2015, we paid discretionary bonuses to Ms. Conte, Dr. King and Mr. Kallassy of $45,000, $19,125 and $17,913, respectively. We also paid an additional bonus of $6,923 to Mr. Kallassy on February 6, 2015. The amount of each of these bonuses is set forth in the "Bonus" column in the Summary Compensation Table.

        We paid sign-on bonuses to Dr. Waltzman of $10,000 of which $5,000 was paid on September 30, 2016 and $5,000 was paid on October 15, 2016.

Severance

        We paid discretionary severance to Mr. Kallassy of $71,625, of which $23,875 was remitted on May 13, 2016, June 15, 2016 and June 30, 2016, respectively. The amount of severance is set forth in the "Severance" column in the Summary Compensation Table.

Equity Compensation

        Ms. Conte, Dr. King and Mr. Kallassy received stock option grants at the time they were hired by privately-held Jaguar Animal Health, Inc. Such options generally vest over time, with 25% of the options vesting after nine months of employment and monthly vesting thereafter with full vesting after three years. Ms. Wright and Dr. Waltzman each received stock option grants with a similar vesting schedule at the time they were hired by us. The board of directors periodically grants additional options to the current named executive officers that typically vest ratably over a three-year period.

        Upon our initial public offering on May 18, 2015, the named executive officers received RSUs. Fifty percent of the RSUs shares vested and were issued on 01/01/2016, and, subject to the terms of the RSU award, the remaining 50% will vest and be issuable on 07/01/2017.

        All stock options and restricted stock units issued to our current named executive officers vest and become exercisable upon a change in control.

 Outstanding Equity Awards at 2016 Fiscal Year End

        The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2016.

		Number of Securities Underlying Unexercised Options					Number of securities underlying unexercised RSUs(10)
	Options Vesting Commencement Date					Stock Option expiration date
					Option exercise price
		Exercisable	Unexerciseable
Lisa A. Conte	4/1/2014	142,562	17,821	(1)	$2.53	4/1/2024	8,910
	7/2/2015	40,429	45,187	(4)	$5.09	7/2/2025	—
	7/7/2015	53,460	59,752	(5)	$4.84	7/7/2025	—
	4/1/2016	15,548	54,422	(7)	$1.58	4/1/2026	—
	9/22/2016	26,500	291,500	(8)	$1.25	9/22/2026	—
	12/19/2016	—	16,998	(9)	$0.74	12/19/2026	—
Steven R. King, Ph.D.	4/1/2014	83,160	10,396	(1)	$2.53	4/1/2024	5,198
	7/2/2015	23,583	26,359	(4)	$5.09	7/2/2025
	4/1/2016	6,280	21,983	(7)	$1.58	4/1/2026	—
	9/22/2016	1,920	21,122	(8)	$1.25	9/22/2026	—
	12/19/2016	—	4,496	(9)	$0.74	12/19/2026	—
Karen S. Wright	11/9/2015	7,222	12,778	(3)	$2.04	11/23/2025	—
	4/1/2016	844	2,958	(7)	$1.58	4/1/2026	—
	9/22/2016	8,641	95,057	(8)	$1.25	9/22/2026	—
	12/19/2016	—	2,866	(9)	$0.74	12/19/2026	—
John A. Kallassy	4/1/2014	44,549	35,642	(1)	$2.53	4/1/2024	—
	9/19/2014	5,567	13,365	(2)	$7.00	5/13/2025	—
Roger Waltzman	7/1/2016	7,083	120,417	(6)	$1.47	8/12/2026	—
	12/19/2016	—	2,866	(9)	$0.74	12/19/2026	—

(1)
On January 1, 2015, 25% of each of such named executive officer's shares vested and became exercisable. The remainder of the shares are vested in approximately equal monthly installments through April 1, 2017, subject to continued service with us through each relevant vesting date.

(2)
The shares were granted on May 18, 2015. On December 19, 2014, 1/12th of the options were retroactively vested and became exercisable, with the remainder of the shares vesting in equal monthly installments such that they would have vested in full on September 19, 2017 had Mr. Kallassy not resigned in March 2016.

(3)
The shares were granted on November 23, 2015. On August 9, 2016, 25% of such named executive officer's shares vested and became exercisable. The remainder of the shares are scheduled to vest in approximately equal monthly installments through November 9, 2018, subject to continued service with us through each relevant vesting date.

(4)
The shares were granted on July 2, 2015 contingent upon the approval of the stockholders at the June 14, 2016 annual stockholders' meeting and vest 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 2, 2018, subject to continued service with us through each relevant vesting date.

(5)
The shares were granted on July 7, 2015 contingent upon the approval of the stockholders at the June 14, 2016 annual stockholders' meeting and vest 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 7, 2018, subject to continued service with us through each relevant vesting date.

(6)
The shares were granted on August 12, 2016 and vest 2/36th on the grant date, 7/36th vested on April 1, 2017 with the remainder vesting equally over the following 27 months such that the option would have vested in full on July 1, 2019 had Dr. Waltzman not resigned in April 2017.

(7)
The options were granted on April 1, 2016, which became effective at the annual stockholders' meeting of June 14, 2016, and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on April 1, 2019, subject to continued service with us through each relevant vesting date.

(8)
The options were granted on September 22, 2016 and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on September 22, 2019, subject to continued service with us through each relevant vesting date.

(9)
The options were granted on December 19, 2016 and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on December 19, 2019, subject to continued service with us through each relevant vesting date.

(10)
50% of the shares of common stock underlying the RSUs vested and became issuable on January 1, 2016, and assuming compliance with the terms of the RSU award agreement, the remaining 50% of the shares of common stock underlying the RSUs will vest and be issuable on July 1, 2017.

Executive Employment Agreements

Lisa A. Conte

        In March 2014, we entered into an offer letter with Ms. Conte to serve as our Chief Executive Officer, effective March 1, 2014, in an at-will capacity. Under this offer letter, Ms. Conte's annual base salary is $400,000, she is eligible for an annual target bonus of 30% of her base salary. Effective June 15, 2015, our board of directors has reviewed the terms of Ms. Conte's employment arrangement in connection with its annual compensation review, and has adjusted Ms. Conte's base salary to $440,000. Ms. Conte is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans.

        In April 2014, Ms. Conte was granted a stock option to purchase 160,383 shares of common stock at an exercise price of $2.54 per share. The option has a 10 year term and vests as follows: 25% vested on January 1, 2015, 9 months after the grant date, with the remainder vesting equally over the next 27 months such that the option was vested in full on April 1, 2017. On June 2, 2014, Ms. Conte was granted 17,820 restricted stock units, or RSUs. Fifty percent of the shares of common stock underlying the RSUs vested and were issued on January 1, 2016, and the remaining 50% will vest and be issuable on July 1, 2017 pursuant to the terms of the RSU agreement. In the event of a change in control, as defined in the Jaguar Animal Health, Inc. 2013 Equity Incentive Plan, or the 2013 Plan, the vesting of all outstanding awards granted to Ms. Conte under the 2013 Plan will accelerate if Ms. Conte's service with us is terminated without cause within twelve months of the change in control.

Steven R. King, Ph.D.

        In February 2014, we entered into an offer letter with Dr. King to serve as our Executive Vice President, Sustainable Supply, Ethnobotanical Research and Intellectual Property, effective March 1, 2014, in an at-will capacity. Under the offer letter, Dr. King's annual base salary of $255,000, he is eligible for an annual target bonus of 30% of his base salary, and he is eligible to participate in the employee benefit plans we offer to our other employees. Effective June 15, 2015, our board of directors has reviewed the terms of Dr. King's employment arrangement in connection with its annual compensation review, and has adjusted Dr. King's base salary to $280,500. Dr. King is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans.

        In April 2014, Dr. King was granted a stock option to purchase 93,556 shares of common stock at an exercise price of $2.54 per share. The option has a 10-year term and vests as follows: 25% vested on January 1, 2015, 9 months after the grant date, with the remainder vesting equally over the next 27 months such that the option was vested in full on April 1, 2017. In June 2014, Dr. King was granted 10,395 RSUs. Fifty percent of the shares of common stock underlying the RSUs vested and were issued on January 1, 2016, and the remaining 50% will vest and be issuable on July 1, 2017 pursuant to the terms of the RSU agreement. In the event of a change in control, as defined in the 2013 Plan, the vesting of all outstanding awards granted to Dr. King under the 2013 Plan will accelerate if Dr. King's service with us is terminated without cause within twelve months of the change in control.

John A. Kallassy

        In January 2014, we entered into an offer letter with Mr. Kallassy to serve as our Executive Vice President and Chief Operating Officer, effective as upon the closing of our first sale of Series A preferred stock on February 5, 2014. Effective as of September 19, 2014, we entered into a new offer letter with Mr. Kallassy in connection with his appointment to serve as our Chief Financial Officer. Under the current offer letter, Mr. Kallassy's annual base salary is $245,000, and he is eligible for an annual target bonus of 30% of his base salary and is eligible to participate in the employee benefit plans that we offer to our other employees. Effective June 15, 2015, our board of directors has reviewed the terms of Mr. Kallassy's employment arrangement in connection with its annual compensation review, and has adjusted Mr. Kallassy's base salary to $286,500 and his target bonus was increased to 35% of his base salary. Mr. Kallassy is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans.

        In April 2014, Mr. Kallassy was granted a stock option to purchase 80,191 shares of common stock at an exercise price of $2.54 per share. The option has a 10-year term and vests as follows: 25% vested on January 1, 2015, 9 months after the grant date, with the remainder vesting equally over the next 27 months such that the option would have vested in full on April 1, 2017 had Mr. Kallassy not resigned in March 2016. Pursuant to Mr. Kallassy's separation agreement, dated April 28, 2016, all of Mr. Kallassy's stock options that remained unvested as of the date of the separation agreement were immediately accelerated to become fully vested. Mr. Kallassy had 90 days following the date of the separation agreement to exercise such stock options. In June 2014, Mr. Kallassy was granted 8,910 RSUs and in February 2015, Mr. Kallassy was granted 1,484 RSUs. Fifty percent of the shares of common stock underlying the RSUs vested and were issued on January 1, 2016, and the remaining 50% would have vested and become issuable on July 1, 2017 pursuant to the terms of the RSU agreement had Mr. Kallassy not resigned in March 2016. We also agreed that Mr. Kallassy was eligible for the grant of an additional 1,484 RSUs, as well as an option to purchase an additional 13,365 shares of common stock, subject to approval by our board of directors. Accordingly, in February 2015, our board of directors granted Mr. Kallassy the additional 1,484 RSUs (which have the same terms as those granted in June 2014), and granted an option to purchase 13,365 shares of common stock at an exercise price equal to $7.00, which was the initial public offering price of our common stock. This option had a 10-year term and vested as follows: 1/12 vested 3-months after the grant date, with the remainder vesting in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date, subject to continued service with us through each relevant vesting date.

Karen S. Wright

        In October 2015, we entered into an offer letter with Ms. Wright to serve as our Executive Vice President, Finance, effective November 9, 2015, in an at-will capacity. On December 15, 2015 the Board of Directors approved Ms. Wright's appointment to serve as our Chief Finance Officer. Under the offer letter, Ms. Wright's annual base salary is $240,000, she is eligible for an annual target bonus of 25% of her base salary, and she is eligible to participate in the employee benefit plans we offer to our other employees.

        In November 2015, Ms. Wright was granted a stock option to purchase 20,000 shares of common stock at an exercise price of $2.04 per share. The option has a 10-year term and vests as follows: 25% vested on August 9, 2016, 9 months after the hire date, with the remainder vesting equally over the next 27 months such that the option is vested in full on November 9, 2018.

Roger Waltzman

        In June 2016, we entered into an offer letter with Dr. Waltzman to serve as our Chief Scientific Officer, effective July 1, 2016, in an at-will capacity. Under the offer letter, Dr. Waltzman's annual base salary is $330,000, he is eligible for an annual target bonus of 40% of his base salary, and he is eligible to participate in the employee benefit plans we offer to our other employees.

        Dr. Waltzman also received a sign-on bonus of $10,000 of which $5,000 was paid on September 30, 2016 and $5,000 was paid on October 15, 2016.

        In August 2016, Dr. Waltzman was granted a stock option to purchase 127,500 shares of common stock at an exercise price of $1.47 per share. The option has a 10-year term and vests as follows: 2/36th on the grant date, 7/36th on April 1, 2017, with the remainder vesting equally over the subsequent 27 months such that the option would have vested in full on July 1, 2019 had Dr. Waltzman not resigned in April 2017.

Compensation of Directors

        The following table summarizes the total compensation earned in 2015 and 2016 for the Company's non-management directors. Ms. Conte receives no additional compensation for her service as a director.

	Year	Fees Earned or Paid in Cash ($)	Option awards ($)(1)	Total ($)
James J. Bochnowski	2016	—	63,644	63,644
	2015	—	58,377	58,377
Folkert W. Kamphuis	2016	—	17,625	17,625
	2015	—	145,944	145,944
Jiahao Qiu	2016	—	1,921	1,921
	2015	—	29,188	29,188
Zhi Yang	2016	—	1,921	1,921
	2015	—	29,188	29,188
John Micek III	2016	—	81,944	81,944
	2015	—	—	—
Ari Azhir	2016	—	35,678	35,678
	2015	—	—	—

Footnote to Compensation of Directors Table

(1)
Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for stock option awards) determined under FASB ASC Topic 718 using assumptions set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended 2016. The aggregate number of options held by each non management director officer as of December 31, 2016 was as follows: Mr Bochnowski—39,410 shares granted June 2, 2014 and 20,000 shares granted June 2, 2015; Mr. Kamphuis—50,000 shares granted June 2, 2015; Mr. Qiu—10,000 shares granted June 2, 2015; Dr. Yang—10,000 shares granted June 2, 2015. The June 2, 2014 grant to Mr. Bochnowski vests 25% on March 2, 2015 (nine months from grant date), with the remainder vesting equally over the following 27 months such that the options are vested in full on June 2, 2017. All of the June 2, 2015 option grants vest in equal monthly installments such that it is vested in full on the 3 year anniversary of the grant date.

Narrative to Director Compensation Table

        We currently do not pay our directors any cash compensation for their services on our board of directors. We intend to make annual equity grants to directors serving on our board who are not employees nor serving as designees of our investors, along with an additional equity grant to the Chairperson of our board of directors. We may in the future determine to make additional equity grants or pay other equity compensation for service on our board of directors.

        In June 2014, we granted Mr. Bochnowski, our Chairperson of the Board, a stock option to acquire 39,410 shares of common stock at an exercise price of $4.83 per share, which expires 10 years after the grant date. The option vested as follows: 25% vested on March 2, 2015, 9 months after the grant date, with the remainder vesting equally over the next 27 months such that the option is vested in full on June 2, 2017.

        In June 2015, we granted Mr. Bochnowski, our Chairperson of the Board, a stock option to acquire 20,000 shares of common stock at an exercise price of $6.70 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In April 2016, we granted Mr. Bochnowski, our Chairperson of the Board, a stock option to acquire 11,293 shares of common stock at an exercise price of $1.58 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In September 2016, we granted Mr. Bochnowski, our Chairperson of the Board, a stock option to acquire 75,000 shares of common stock at an exercise price of $1.25 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In December 2016, we granted Mr. Bochnowski, our Chairperson of the Board, a stock option to acquire 16,378 shares of common stock at an exercise price of $0.74 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        Mr. Kamphuis provided consulting services through Kernel Management and Consulting AG from December 2015 through March 2016.

        In June 2015, we granted Mr. Kamphuis, a member of the Compensation and Nominating Committees, a stock option to acquire 50,000 shares of common stock at an exercise price of $6.70 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date. Mr. Kamphuis provided consulting services through Kernel Management and Consulting AG from December 2015 through March 2016.

        In April 2016, we granted Mr. Kamphuis, a member of the Compensation and Nominating Committees, a stock option to acquire 9,504 shares of common stock at an exercise price of $1.58 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In August 2016, we granted Mr. Kamphuis, a member of the Compensation and Nominating Committees, a stock option to acquire 50,000 shares of common stock at an exercise price of $1.47 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In September 2016, we granted Mr. Kamphuis, a member of the Compensation and Nominating Committees, a stock option to acquire 13,000 shares of common stock at an exercise price of $1.25 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In December 2016, we granted Mr. Kamphuis, a member of the Compensation and Nominating Committees, a stock option to acquire 13,771 shares of common stock at an exercise price of $0.74 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In June 2015, we granted Mr. Qui, a member of the Audit Committee, a stock option to acquire 10,000 shares of common stock at an exercise price of $6.70 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In April 2016, we granted Mr. Qui, a member of the Audit Committee, a stock option to acquire 1,901 shares of common stock at an exercise price of $1.58 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In June 2015, we granted Dr. Yang, a member of the Audit Committee, a stock option to acquire 10,000 shares of common stock at an exercise price of $6.70 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In April 2016, we granted Dr. Yang, a member of the Audit Committee, a stock option to acquire 1,901 shares of common stock at an exercise price of $1.58 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In April 2016, we granted Mr. Micek, a member of the Audit, Compensation and Nominating Committees, a stock option to acquire 96,824 shares of common stock at an exercise price of $1.58 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In December 2016, we granted Mr. Micek, a member of the Audit, Compensation and Nominating Committees, a stock option to acquire 10,884 shares of common stock at an exercise price of $0.74 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

        In December 2016, we granted Dr. Azhir, a member of the Audit and Compensation Committees, a stock option to acquire 98,050 shares of common stock at an exercise price of $0.74 per share, which expires 10 years after the grant date. The option vests in equal monthly installments such that it is vested in full on the 3-year anniversary of the grant date.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The following includes a summary of transactions since January 1, 2016, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Compensation arrangements for our directors and executive officers are described elsewhere in this proxy statement.

Transactions with Napo

Formation

        We were founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed our company to develop and commercialize animal health products. In connection with our formation, we issued 2,666,666 shares of common stock to Napo, pursuant to a stock purchase agreement, for $400 in cash and services to be provided by Napo to our company pursuant to the Service Agreement discussed below. As of December 31, 2013, we were a wholly-owned subsidiary of Napo and as of December 31, 2014, we were a majority-owned subsidiary of Napo. As of May 13, 2015, we are no longer a majority-owned subsidiary of Napo.

Napo Merger Agreement

        On March 31, 2017, we entered into an Agreement and Plan of Merger, or the merger agreement, with Napo, Napo Acquisition Corporation, a Delaware corporation and our wholly-owned subsidiary, or Merger Sub, and Gregory Stock, the Napo representative, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the merger agreement, Merger Sub will merge with and into Napo, with Napo becoming our wholly-owned subsidiary and the surviving corporation of the merger.

        Subject to the terms and conditions of the merger agreement, at the closing of the merger, we will issue in the aggregate approximately 43,102,595 shares of our non-voting common stock and 2,005,245 shares of our voting common stock to Napo's creditors and shareholders. We will also assume (i) each outstanding and unexercised option to purchase Napo common stock, which will be converted into options to purchase our common stock, (ii) each outstanding warrant to purchase Napo capital stock, which will be converted into warrants to purchase our common stock, and (iii) each outstanding restricted stock unit to acquire Napo capital stock, which will be converted into restricted stock units to acquire our common stock.

        Our stockholders will continue to own their existing shares and the rights and privileges of their existing shares will not be affected by the merger. However, because we will be issuing new shares of our common stock and non-voting common stock to Napo creditors, and options, warrants and restricted stock units exercisable for our common stock to holders of Napo options, warrants and restricted stock units in the merger, our stockholders will experience dilution as a result of the issuance of shares in the merger and each outstanding share of our common stock immediately prior to the merger will represent a smaller percentage of the total number of shares of our common stock and non-voting common stock issued and outstanding after the merger. It is expected that our stockholders and option and warrant holders before the merger will hold approximately 25% of the our total common stock and non-voting common stock issued and outstanding on a fully diluted basis immediately following completion of the merger. Thus, our stockholders before the merger will experience dilution in the amount of approximately 75% as a result of the merger.

        Our Board of Directors and executive management is expected to remain unchanged following the effective time of the merger.

Napo/Salix Settlement Agreement

        In March 2016, Napo settled ongoing litigation with Salix Pharmaceuticals, Inc., or Salix (now owned by Valeant Pharmaceuticals International), and rights to develop, manufacture and commercialize crofelemer previously licensed to Salix in December 2008 in North America, certain European Union countries and Japan were terminated and returned to Napo, along with certain crofelemer active pharmaceutical ingredient inventory and Mytesi® drug product inventory and land. Pursuant to the settlement agreement between Napo and Salix, or the Napo/Salix Settlement Agreement, upon the consummation of the contemplated merger, we are required to enter into a letter agreement with Salix, or the Letter Agreement, in the form set forth in Schedule 4.8(c) of the Letter Agreement, pursuant to which we will agree to assume, be bound by, and perform certain provisions of the Napo/Salix Settlement Agreement as though we were added alongside Napo as an additional named person for purposes of such provisions.

Napo Service Agreement

        Effective July 1, 2016, we and Napo entered into an employee leasing and overhead allocation agreement, or the 2016 Service Agreement. The initial term of the 2016 Service Agreement was from July 1, 2016 to December 31, 2016, and the term has been extended until the completion of a successful merger between the two companies, or until the proposed merger has been terminated. In connection with the 2016 Service Agreement, we provided to Napo the services of our employees, primarily in the areas of supply, manufacturing and quality control and general administrative positions. The 2016 Service Agreement stipulated that Napo reimburse us for a portion of our overhead costs including an allocated amount for rent. For additional information relating to the Service Agreement, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Operations Overview."

Napo License Agreement

        In January 2014, we entered into the Napo License Agreement, pursuant to the term sheet for which we paid Napo a $100,000 option fee, and agreed to make royalty and milestone payments to Napo based on sales of our products. Lisa A. Conte, our Chief Executive Officer, President and member of our board of directors is also the interim chief executive officer and serves on the board of directors of Napo. For additional information relating to the Napo License Agreement, see "Business—Intellectual Property—Napo License" in the Company's Form 10-K.

        In connection with the entry into certain financing arrangements in October 2014, which we refer to as the Nantucket Financing Arrangements, Napo and Nantucket Investments Limited, or Nantucket, on behalf of Napo's secured lenders, entered into a non-disturbance agreement with respect to the Napo License Agreement. The non-disturbance agreement provides that we are a third party beneficiary of such agreement and also provides, among other items, that notwithstanding any transfer of or sale or other disposition by Nantucket of the intellectual property and technology licensed to us pursuant to the Napo License Agreement, including without limitation, in connection with any enforcement of the Nantucket Financing Arrangements, transfer in lieu of enforcement or by operation of law, the intellectual property and technology licensed to us pursuant to the Napo License Agreement shall remain subject to the Napo License Agreement, the Napo License Agreement shall survive in accordance with its terms, and our rights under the Napo License Agreement shall not be terminated unless we fail to make payments thereunder within the time periods required.

Napo Arrangements

Lease

        Our corporate headquarters were located in San Francisco, California, where we rented approximately 3,125 square feet of office space. Since our formation in June 2013 through June 2015, we shared premises with Napo pursuant to its lease. See "Napo Service Agreement" above. Since March 2014, we made the rent payments under Napo's lease. The lease was assigned to us in June 2014 and expired in June 2015.

Napo Beneficial Ownership

        The following table sets forth information with respect to beneficial ownership of Napo common stock by the current members of our board of directors and our executive officers. The column titled "Percentage of Shares Beneficially Owned" is based on a total of 108,202,786 shares of Napo common stock outstanding as of April 1, 2017.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Napo common stock. Shares of Napo common stock subject to options or warrants that are currently exercisable or vested, or exercisable or subject to vesting within 60 days after the date of this proxy statement are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
James J. Bochnowski(1)	7,007,020	6.5%
Lisa A. Conte(2)	1,394,380	1.3%
Jiahao Qiu	—	—
Zhi Yang, Ph.D.(3)	2,151,174	2.0%
Steven R. King, Ph.D.(4)	389,116	*
Folkert W. Kamphuis	—	—
John Micek, III	—	—
Ari Azhir, Ph.D.	—	—
Karen S. Wright	—	—

*
Less than 1%.

(1)
Consists of 7,007,020 shares of Napo common stock held by the Bochnowski Family Trust. Mr. Bochnowski, a member of our board of directors, is a co-trustee and beneficiary of such trust, and shares voting and investment control over such shares with his spouse.

(2)
Includes (i) 637,780 shares of Napo common stock and (ii) a fully-vested option to purchase 757,000 shares of Napo common stock. Ms. Conte, our Chief Executive Officer, President and a member of our board of directors, is the interim chief executive officer of Napo and a member of Napo's board of directors.

(3)
Includes (i) 30,828 shares of Napo common stock held by Dr. Yang; (ii) 65,309 shares of Napo common stock held by BioVeda China Limited, an entity affiliated with BioVeda Management, Ltd.; and (iii) 2,055,037 shares of Napo common stock held by BioVeda China LP, an entity affiliated with BioVeda Management, Ltd. Dr. Yang, a member of our board of directors, is the Chairperson, Founder, Managing Partner and sole shareholder of BioVeda Management, Ltd., and may be deemed to beneficially own such shares.

(4)
Includes (i) 154,116 shares of Napo common stock and (ii) a fully-vested option to purchase 235,000 shares of Napo common stock. Dr. King, our Executive Vice President of Sustainable Supply, Ethnobotanical Research and Intellectual Property, held an office in the same capacity at Napo.

        In addition, Ms. Conte holds RSUs for an aggregate of 10,474,783 shares of Napo common stock (3,475,734 of which were issued prior to 2011; and 6,999,049 of which were issued post 2011), and Dr. King holds RSUs for an aggregate of 2,042,098 shares of Napo common stock (1,073,273 of which were issued prior to 2011; and 968,825 of which were issued post 2011). Assuming satisfaction of the service requirements, Napo's RSU awards granted post 2011 will vest and the shares will be issued when: (i) the performance criteria set out in the award agreement are met (which include (A) the repayment in full by Napo of certain debts owed to third parties and (B) Napo's successful resolution of the litigation against Salix) and (ii) there is a Napo liquidity event (such as a merger, an asset sale or a liquidation or dissolution). Napo's RSU awards granted prior to 2011 will vest and the shares will be issued when there is a Napo liquidity event. For all Napo RSUs, the vesting and issuance criteria must be satisfied by December 31, 2018 or the Napo RSUs will lapse. Pursuant to the merger agreement, at the effective time of the merger, each outstanding Napo RSU, option and warrant, whether or not vested, to receive Napo stock that are outstanding immediately prior to the effective time of the merger will be converted into an RSU, option or warrant to receive Jaguar common stock. See "Certain Relationships and Related Party Transactions—Transactions with Napo—Napo Merger Agreement".

Financings

        On March 1, 2017, Napo entered into a Note Purchase Agreement with certain purchasers, whereby Napo issued $656,250 in aggregate principal amount of Original Issue Discount Exchangeable Promissory Notes due December 1, 2017 (the "2017 Exchangeable Notes") to such purchasers at a purchase price of $525,000. The holders of the 2017 Exchangeable Notes may exchange the 2017 Exchangeable Notes for an aggregate of 1,171,875 shares of our common stock at any time prior to the maturity date and subsequent to the earlier of the effective date of the merger and the date on which the merger is terminated. Each purchaser is required to purchase its pro rata portion of additional 2017 Exchangeable Notes with an aggregate original principal amount of $656,250 for an aggregate purchase price of $525,000, which subsequent purchase will occur no later than the earlier of the consummation of the merger or the termination of the merger. Under the Note Purchase Agreement, in the event the merger fails to close, we are required to pay a break-up fee to Napo in the form and amount of not less than 2,000,000 shares of our common stock. We have agreed to file a registration statement to register the resale of shares of our common stock issuable upon exchange of the 2017 Exchangeable Notes within 30 days of the earlier of the effective date of the merger and the merger termination date.

        On March 31, 2017, Napo entered into an Amended and Restated Note Purchase Agreement (the "Kingdon NPA") with Kingdon Associates, M. Kingdon Offshore Master Fund L.P., Kingdon Family Partnership, L.P., and Kingdon Credit Master Fund L.P. (and, together with any other party purchasing Kingdon Notes (as defined below) pursuant to the Kingdon NPA, the "Kingdon Purchasers"), whereby Napo issued $2,500,000 in aggregate principal amount of convertible promissory notes (the "Kingdon Notes") to such purchasers at a purchase price of $2,000,000. The holders of the Kingdon Notes may convert the Kingdon Notes into shares of our common stock at a conversion price of $0.925 (i) from the date of the Kingdon Note until the day immediately preceding the one-year anniversary of the Kingdon Note, all, but not less than all, of one-third of the outstanding principal and interest of the Kingdon Note, (ii) from the one-year anniversary of the Kingdon Note until the day immediately preceding the two-year anniversary of the Kingdon Note, all, but not less than all, of one-third of the outstanding principal and interest of the Kingdon Note, and (iii) from the two-year anniversary of the Kingdon Note and thereafter, all, but not less than all, of the outstanding principal and interest of the

Kingdon Note. Each purchaser is required to purchase its pro rata portion of additional Kingdon Notes with an aggregate original principal amount of $7,500,000 for an aggregate purchase price of $6,000,000, which subsequent purchase will occur simultaneously with the consummation of the merger and with effect as of immediately prior to the consummation of the merger.

        The Kingdon Notes accrue interest at a rate of 10% per annum and mature on the first date after December 30, 2019 on which a majority of the Kingdon Purchasers have provided written notice to Napo requesting payment in full of the outstanding principal and interest of the Kingdon Notes. The obligations of Napo under the Kingdon Notes are secured pursuant to the terms of the Security Agreement, dated December 30, 2016, by and among Napo, Kingdon Capital Management L.L.C. and the purchasers named therein (the "Napo Security Agreement") and the Limited Subordination Agreement, dated December 30, 2016, by and among Napo, the Kingdon Purchasers, Nantucket, the lenders under the Litigation Financing Agreement, Dorsar Investment Company, Alco Investment Company and Two Daughters LLC (the "Intercreditor Agreement"). We have agreed to file a registration statement to register the resale of shares of our common stock issuable upon exchange of the 2017 Exchangeable Notes within 30 days of the earlier of the effective date of the merger and the merger termination date.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors, and intend to enter into such agreements with our officers prior to the closing of this offering. These agreements, among other things, require us or will require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or officer.

Other Transactions

        We have granted stock options and/or RSUs to our executive officers. For a description of these options and RSUs, see the section above titled "Compensation of Directors and Executive Officers."

        We have also granted stock options to certain members of our board of directors. For a description of these stock options, see the section above titled "Director Compensation."

Policies and Procedures for Related Person Transactions

        Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our Common Stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2016, our directors, officers and owners of more than 10% of our Common Stock complied with all applicable filing requirements.

 AUDIT COMMITTEE REPORT

        Management has primary responsibility for our financial statements and the overall reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles, and discusses with the Audit Committee any issues it believes should be raised with the Audit Committee. These discussions include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee monitors our processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

        BDO USA, LLP (BDO), our Company's independent auditor for the year ended December 31, 2016, is responsible for expressing an opinion on the fairness of the presentation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America, in all material respects.

        In this context, the Audit Committee has reviewed and discussed with management and BDO the audited financial statements for the year ended December 31, 2016. The Audit Committee has discussed with BDO the matters that are required to be discussed under the Public Accounting Oversight Board Auditing Standard No. 16 "Communication with Audit Committees". BDO has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board's Ethics and Independence rule 3526 "Communications with Audit Committees Concerning Independence", and the Audit Committee has discussed with BDO that firm's independence. The Audit Committee has concluded that BDO's provision of audit and non-audit services to the Company are compatible with BDO's independence.

        Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2016 be included in our Annual Report on Form 10-K for 2016. This report is provided by the following independent directors, who comprise the Audit Committee:

Audit Committee:
John Micek III, Chairperson Ari Azhir James J. Bochnowski Jiahao Qiu Zhi Yang
April 17, 2017

 STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

        In accordance with SEC Rule 14a-8, in order for stockholder proposals intended to be presented at the 2018 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement and the form of proxy for such meeting, they must be received by us at our executive offices in San Francisco, California, before December 15, 2017. The Board of Directors has not determined the date of the 2018 Annual Meeting of the Company's Stockholders, but does not currently anticipate that the date will be changed by more than 30 calendar days from the date of this year's annual meeting.

AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

        A copy of our Annual Report to Stockholders on Form 10-K for the year ended December 31, 2016, filed on February 15, 2017, which includes certain financial information about the Company, is enclosed as an exhibit to this Proxy. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Jaguar Animal Health, Inc., Attention: Karen S. Wright, 201 Mission Street, Suite 2375, San Francisco, CA 94105 (415.371.8300 phone). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC's website, www.sec.gov, or at http://phx.corporate-ir.net/phoenix.zhtml?c=253723&p=irol-sec.

LIST OF THE COMPANY'S STOCKHOLDERS

        A list of our stockholders as of April 12, 2017, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during normal business hours during the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

        Unless contrary instructions are received, we may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as "householding" and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

        If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

  1.
  If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare Investor Services, PO Box 30170, College Station, Texas 77842-3170 (Attn: Jaguar Animal Health, Inc. Representative) or calling 1-800-962-4284.

  2.
  If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

 OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

        Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors.

Lisa A. Conte Chief Executive Officer & President
San Francisco, California April 17, 2017

. Admission Ticket Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Central Time, on May 8, 2017. Vote by Internet • Go to www.investorvote.com/jagx • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3. 1. Election of two Class II Directors + For Withhold For Withhold 01 - Jiahao Qiu 02 - John Micek III For Against Abstain ForAgainst Abstain 2. Proposal to appoint BDO USA, LLP as the independent accounting firm for the fiscal year ending December 31, 2017. 3. Proposal to issue additional shares of our common stock to Aspire Capital Fund, LLC B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02L6CA Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. 2017 Annual Meeting Admission Ticket 2017 Annual Meeting of Jaguar Animal Health, Inc. Shareholders Monday, May 8, 2017, 8:00 a.m. Local Time 201 Mission Street, Suite 2375 San Francisco, CA 94105 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Jaguar Animal Health, Inc. Notice of 2017 Annual Meeting of Shareholders 201 Mission Street, Suite 2375, San Francisco, CA 94105 Proxy Solicited by Board of Directors for Annual Meeting - (May 8, 2017) Lisa Conte and Karen Wright, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Jaguar Animal Health, Inc. to be held on May 8, 2017 or at any postponement or adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO SUCH DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS PRESENTED IN THE PROXY STATEMENT. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION WILL BE APPRECIATED. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

QuickLinks

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS To Be Held May 8, 2017
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
GENERAL INFORMATION ABOUT VOTING
NO DISSENTERS' RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3—APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF ADDITIONAL SHARES OF JAGUAR COMMON STOCK TO ASPIRE CAPITAL
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Outstanding Equity Awards at 2016 Fiscal Year End
Compensation of Directors
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING
AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K
LIST OF THE COMPANY'S STOCKHOLDERS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING